UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 24, 2011
BANCORP OF NEW JERSEY, INC.
(Exact name of registrant as specified in its charter)

NEW JERSEY	001-34089	20-8444387

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1365 PALISADE AVENUE FORT LEE, NEW JERSEY	07024

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (201) 944-8600
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 28, 2011, Mr. Armand Leone, Jr. provided written notice to Bancorp of New Jersey, Inc. (the “Company”) of his resignation from the Boards of Directors of the Company and its wholly owned subsidiary, Bank of New Jersey (the “Bank”), effective March 24, 2011. The Company’s Board of Directors (the “Board”) thanks Mr. Leone for his service to the Company and the Bank.

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On March 24, 2011, the Board approved certain amendments to the Amended and Restated Bylaws of the Company (the “Bylaws”) providing that:
•	The Board shall annually elect a Chairman and Vice Chairman of the Board. The Chairman will be responsible for: preparing agendas for meetings of the Board; presiding over Board meeting; communicating with management on behalf of the Board; serving as an ex officio member of each committee of the Board, except to the extent that the Chairman is ineligible to so serve as the result of independence requirements applicable to such committees; and performing such other actions as directed by the Board. The Vice Chairman shall fulfill the duties of Chairman in the Chairman’s absence.

•	Directors will continue to be permitted to participate in meetings of the Board and its committees by phone, but only up to twice annually.

•	The Board must appoint a Chief Executive Officer who will report to the Board and implement the policies and decisions determined by the Board. The Chief Executive Officer will also be responsible for the day-to-day management of the Company and for the oversight of the President and Vice Presidents of the Company.

•	Each of the Chief Executive Officer and the President may appoint Vice Presidents. The Chief Executive Officer, President and Board may each designate the responsibilities of, or remove, Company officers other than the Chief Executive Officer and President.

•	The Board has the sole power to remove the Chief Executive Officer or President.

•	Shares of the Company’s capital stock may be certificated, or, upon resolution of the Board, uncertificated.
A complete copy of the Bylaws, as amended and restated (the “Second Amended and Restated Bylaws”) is attached to this report as Exhibit 3.1 and is incorporated herein by reference. The foregoing description of the Second Amended and Restated Bylaws is qualified in its entirety by reference to the text of the Second Amended and Restated Bylaws. The previous provisions of the Bylaws are attached as Exhibit 3.2 to its Registration Statement on Form S-4 filed with the Securities and Exchange Commission on March 8, 2007, and, to the extent necessary for compliance with the disclosure requirements of Item 5.03 of Form 8-K, are incorporated herein by reference.

Item 5.06	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.
On March 24, 2011, the Board also approved certain amendments to the Bancorp of New Jersey, Inc. and Bank of New Jersey Code of Conduct and Ethics for Directors and Executive Officers (the “Code”). The amendments were adopted primarily to clarify certain provisions of the Code, including, among other things, that:
•	The Code applies to all directors and executive officers of the Company and each of its subsidiaries, including, but not limited to, the Bank.

•	The prohibition against usurpation of corporate opportunity, and the guidelines regarding conflicts of interest, apply to all “affiliated persons” (as defined in the Code).

•	The Board’s Audit Committee generally is entrusted with the responsibility of reviewing and approving all transactions between the Company and any of its subsidiaries and any “affiliated person”, while certain specific transactions, such as residential loans and other extensions of credit to an “affiliated person,” are subject to review and approval by the Bank’s board of directors.
A complete copy of the Code, as amended and restated (the “Amended and Restated Code”) is attached to this report as Exhibit 14.1 and is incorporated herein by reference. The foregoing description of the Amended and Restated Code is qualified in its entirety by reference to the text of the Amended and Restated Code.

Item 9.01	Exhibits.

Exhibit No.	Description
3.1	Second Amended and Restated Bylaws of Bancorp of New Jersey, Inc., effective March 24, 2011.
14.1	Bancorp of New Jersey, Inc. and Bank of New Jersey Code of Conduct and Ethics for Directors and Executive Officers, effective March 24, 2011.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANCORP OF NEW JERSEY, INC.
Date: March 30, 2011	By:	/s/ Michael Lesler
	Name:	Michael Lesler
	Title:	President and Chief Operating Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Second Amended and Restated Bylaws of Bancorp of New Jersey, Inc., effective March 24, 2011.
14.1	Bancorp of New Jersey, Inc. and Bank of New Jersey Code of Conduct and Ethics for Directors and Executive Officers, effective March 24, 2011.